Exhibit 4.1

[SPECIMEN UNIT CERTIFICATE]

No.__________ CUSIP NO. _____________	NTR ACQUISITION CO. Incorporated under the Laws of the State of Delaware	_______ UNIT(S)
UNIT(S) EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK
SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ____________________________________________IS THE OWNER OF____________________________________________________________________________ UNIT(S). Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.001 per share (“Common Stock”), of NTR Acquisition Co., a Delaware corporation (the “Corporation”), and one warrant (each, a “Warrant”). Each Warrant entitles the holder to purchase one (1) share of Common Stock for $6.00 per share (subject to adjustment). The Common Stock and Warrant comprising each Unit represented by this certificate are not transferable separately prior to five business days following the earlier to occur of the expiration of the underwriters’ over-allotment option and the exercise in full by the underwriters of such option. The terms of the Warrants are governed by a warrant agreement (the “Warrant Agreement”) between the Corporation and American Stock Transfer & Trust Company dated as of June 20, 2006, as amended, restated or supplemented from time to time, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Corporation, and are available to any Warrant holder on written request and without cost.

WITNESS the seal of the Corporation and the facsimile signature of its duly authorized officer.

Dated:	, 2006
		NTR ACQUISITION CO. CORPORATE SEAL 2006 Delaware	________________________ Authorized Officer

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -	________ Custodian __________
TEN ENT	tenants by the entireties		(Cust) (Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		Under Uniform Gifts to Minors Act: ____________________ (State)

Additional abbreviations may also be used though not in the above list.

NTR Acquisition Co.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Units represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Units.

For Value Received,                                  hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

__________________________________

___________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________ Attorney, to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

Dated __________________	By:
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.